Exhibit 99.2

CHARTER OF THE AUDIT

COMMITTEE OF THE BOARD OF

DIRECTORS OF

DSG GLOBAL INC.

Dated May 1, 2021

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of DSG Global Inc. (the “Company”) has been appointed by the Board to perform the duties and responsibilities set forth in this charter.

PURPOSE

The purpose of the Committee is to assist the Board in fulfilling its responsibilities for overseeing:

●	The Company’s accounting and financial reporting processes and internal controls, as well as the audit and integrity of the Company’s financial statements.

●	The qualifications, independence and performance of the Company’s registered public accounting firm (the “independent auditor”).

●	The design, implementation and performance of the Company’s internal audit function.

●	The Company’s compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements).

●	The Company’s policies with respect to risk assessment and risk management pertaining to the financial, accounting and tax matters of the Company.

COMPOSITION

1.	Membership and Appointment. The Committee shall consist of at least three (3) members of the Board. Members of the Committee shall be appointed by the Board and may be removed by the Board in its discretion.

2.	Qualifications. Members of the Committee must meet the following criteria as well as any additional criteria required by applicable law or the rules and regulations of the Securities and Exchange Commission (the “SEC”) or the securities exchange on which the Company’s securities are listed and such other qualification as are established by the Board from time to time:

●	Each member of the Committee shall meet the independence standards established by the SEC and the securities exchange on which the Company’s securities are listed.

●	Each member of the Committee must be able to read and understand fundamental financial statements and otherwise must comply with all financial-literacy requirements of the securities exchange on which the Company’s securities are listed.

●	At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication (person who satisfies the definition of Committee financial expert will also be presumed to have the requisite financial sophistication.

●	No member of the Committee shall have participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the prior three (3) years.

●	Each member of the Committee shall have such other qualifications as are established by the Board from time to time, or as required by the applicable law or the rules and regulations of the SEC or the securities exchange on which the Company’s securities are listed.

3.	Chairperson. The Board may designate a chairperson of the Committee. In the absence of that designation, the Committee may designate a chairperson by majority vote of the Committee members, provided that the Board may replace any chairperson designated by the Committee at any time.

RESPONSIBILITIES

The following are the principal recurring responsibilities of the Committee. The Committee may perform such other functions as are consistent with its purpose and applicable law, rules and regulations and as the Board may request. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

1.	Select and Hire the Independent Auditor. The Committee shall be directly responsible for appointing, compensating, retaining, overseeing and, where appropriate, replacing the independent auditor. The independent auditor will report directly to the Committee. The Committee will have sole authority to approve the hiring and discharging of the independent auditor, all audit engagement fees and terms and all permissible non-audit engagements with the independent auditor. The Committee will also appoint, retain, compensate, oversee and, where appropriate, replace any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

2.	Supervise and Evaluate the Independent Auditor. The Committee will:

●	Oversee and, at least annually, evaluate the work of the independent auditor or any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, which evaluation shall include a review and evaluation of the lead partner of the independent auditor and taking into account the opinions of management and the internal audit function, if applicable. The Committee shall review, in consultation with the independent auditor, the annual audit plan and scope of audit activities and monitor such plan’s progress.

●	Review and resolve any disagreements that may arise between management and the independent auditor regarding internal controls or financial reporting.

●	At least annually, obtain and review a report by the independent auditor that describes (i) the independent auditor’s internal quality control procedures, and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years (or such other period as may be requested by the Committee), regarding any independent audit performed by the independent auditor, and any steps taken to deal with any such issues.

3.	Evaluate the Independence of the Independent Auditor. The Committee will:

●	Review and discuss with the independent auditor the written independence disclosures required by the applicable requirements of the Public Company Accounting Oversight Board or other regulatory body.

●	Review and discuss with the independent auditor at least annually relationships or services (including permissible non-audit services) that may affect its objectivity and independence.

●	Oversee the rotation of the independent auditor’s lead audit and concurring partners and the rotation of other audit partners, with applicable time-out periods, in accordance with applicable law.

●	Take such other appropriate actions as may be required or desirable by the Committee to oversee and ensure the independence of the independent auditor.

4.	Approve Audit and Non-Audit Services and Fees. The Committee shall (i) review and approve, in advance, the scope and plans for the audits and the audit fees and (ii) approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit and tax services to be performed by the independent auditor that are not otherwise prohibited by law or regulations and any associated fees. The Committee may, in accordance with applicable law, establish pre-approval policies and procedures, including delegation to one or more members of the Committee, for the engagement of independent accountants and any other registered public accounting firm to render services to the Company.

5.	Review Financial Statements. The Committee shall review and discuss the following with management, the internal auditors, if applicable, and the independent auditor, as applicable:

●	The Company’s annual audited and quarterly unaudited financial statements and annual and quarterly reports on Form 10-K and 10-Q, including, without limitation, the disclosures in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be included in the Company’s Form 10-K.

●	The results of the independent audit and the quarterly reviews of the Company’s financial statements, and the independent auditor’s opinion on the annual financial statements.

●	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

●	Analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

●	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

●	Any problems or difficulties the independent auditor encountered in the course of its audit work, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response.

6.	Reports and Communications from the Independent Auditor. The Committee shall review and discuss quarterly reports from the independent auditor concerning the following:

●	Critical accounting policies and practices to be used by the Company.

●	Alternative treatments of financial information within GAAP that the auditor has discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor if different from that used by management.

●	Any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

●	Any matters required to be communicated to the Committee under generally accepted auditing standards and other legal or regulatory requirements, including any matters required to be communicated under applicable auditing standards.

7.	Committee Report. The Committee will prepare the report of the Committee that SEC rules require to be included in the Company’s annual proxy statement.

8.	Earnings Press Releases and Earnings Guidance. The Committee will review, in general, earnings press releases, and review and discuss with management and the independent auditors policies with respect to earnings press releases (with particular attention to any use of “pro forma” or “adjusted” non-GAAP information), financial information and earnings guidance provided to the public, analysts and ratings agencies.

9.	Internal Controls. The Committee shall review and discuss with management, the internal auditors, if applicable, and the independent auditor the adequacy and effectiveness of the Company’s internal controls, including any changes, significant deficiencies or material weaknesses in those controls reported by the independent auditor, the internal auditors, if applicable, or management and any special audit steps adopted or changes required in light of any material control deficiencies, the reports and certifications regarding internal control over financial reporting and any fraud, whether or not material, that involves management or other Company employees who have a significant role in the Company’s internal controls.

10.	Disclosure Controls and Procedures. The Committee shall review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and the reports and certifications over disclosure controls and procedures.

11.	Internal Audit. The Committee shall:

●	Review and participate in the selection of the Company’s internal auditor and periodically review the activities, organizational structure and qualifications of the internal audit function.

●	Review and approve the annual internal audit project plan and any proposed changes and review periodic reports summarizing results of the internal audit projects including any significant findings.

●	Periodically review with the Company’s internal auditor any issues encountered in the course of the internal audit function’s work.

12.	Risk Assessment and Risk Management. The Committee shall review and discuss with management, the internal auditors, if applicable, and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s guidelines and policies with respect to risk assessment and risk management pertaining to financial, accounting and tax matters. The Committee will also review the Company’s risk management framework and programs to address risks, as well as the framework by which management discusses the Company’s risk profile and risk exposures with the Board and its committees.

13.	Legal and Regulatory Compliance. The Committee shall:

●	Review and discuss with management, outside legal counsel, the internal auditors, if applicable, and the independent auditor (i) the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Conduct and Ethics, compliance with anti-bribery and anti-corruption laws and regulations, and compliance with export control regulations and (ii) reports regarding compliance with applicable laws, regulations and internal compliance programs.

●	Discuss with management, the independent auditor and outside legal counsel any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

●	Discuss with the Company’s outside legal counsel any legal matters that may have a material impact on the financial statements or the Company’s compliance procedures.

14.	Complaints. The Committee shall establish and oversee procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or audit matters, as well as for confidential and anonymous submissions by the Company’s employees concerning questionable accounting or auditing matters.

15.	Related Party Transactions. The Committee shall (i) review and oversee all transactions between the Company and a related person (as defined in Item 404 of Regulation S-K) for which review or oversight is required by applicable law or that are required to be disclosed in the Company’s financial statements or SEC filings and (ii) develop and maintain policies and procedures for the Committee’s review, approval and/or ratification, and, if approved, submission to the Board for approval, of such transactions.

16.	Conflicts of Interest. The Committee shall:

●	Review and monitor compliance with the Company’s Code of Conduct and Ethics.

●	Consider questions of actual or possible conflicts of interest of Board members and of corporate officers and approve or prohibit applicable transactions or matters.

17.	Hiring of Auditor Personnel. The Committee shall set hiring policies for the Company with regard to employees and former employees of the independent auditor and oversee compliance with such policies.

18.	Committee Charter Review. The Committee shall review and reassess the adequacy of this charter annually and shall submit any recommended changes to the charter to the Board for approval.

19.	Performance Review. The Committee will review and assess the performance of the Committee at least annually.

The function of the Committee is primarily one of oversight. The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditor is responsible for auditing and reviewing those financial statements. The Committee is responsible for assisting the Board in overseeing the conduct of these activities by management and the independent auditor. The Committee is not responsible for providing any expert or special assurance as to the financial statements or the independent auditor’s work. It is recognized that the members of the Committee are not full-time employees of the Company, that it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and that each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which the Committee receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

MEETINGS AND PROCEDURES

1.	Meetings.

●	The Committee will meet at least once each fiscal quarter at such times and places as the Committee determines. The chairperson of the Committee shall preside at each meeting. The chairperson will approve the agenda for the Committee’s meetings and any member may suggest items for consideration. If a chairperson is not designated or present, an acting chair may be designated by the Committee members present. The Committee may act by unanimous written consent (which may include electronic consent) in lieu of a meeting in accordance with the Company’s bylaws.

●	The Committee will cause to be kept written minutes of its proceedings and actions by written consent, which minutes and actions will be filed with the minutes of the meetings of the Board.

●	The Committee shall meet periodically with members of management as deemed appropriate, the head of the internal audit department and the independent auditor in separate executive sessions. The Committee will periodically meet in executive session without members of management present.

●	The Committee may invite to its meetings any director, officer or employee of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities, including non-management directors who are not members of the Committee.

2.	Reporting to the Board of Directors. The Committee shall report regularly to the Board with respect to the Committee’s activities and recommendations, including any significant issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance of the internal audit function or the performance and independence of the Company’s independent auditor, as applicable.

3.	Authority to Retain Advisors. The Committee shall have the authority to engage independent counsel or other advisors as it deems necessary or appropriate to carry out its duties. The Committee shall set the compensation, and oversee the work of, any independent counsel or other advisors retained by it. The Company will provide appropriate funding, as determined by the Committee, to pay the independent auditor, any other registered public accounting firm and any independent counsel and any other outside advisors hired by the Committee and any administrative expenses of the Committee that are necessary or appropriate in carrying out its activities.

4.	Subcommittees. The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate. If designated, each such subcommittee will establish its own schedule and maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Committee as a whole.

4.	Access. The Committee shall be given full access to the chairperson of the Board, management, the independent auditor and, if applicable, the internal auditors, if applicable, as well as the Company’s books, records, facilities and other personnel.

5.	Compensation. Members of the Committee shall receive such fees, if any for their service as Committee members as may be determined by the Board in its sole discretion. Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.